                                                                    Exhibit 5.3



                                November 20, 2002

The Dow Chemical Company
2030 Dow Center
Midland, Michigan 48674

Ladies and Gentlemen:

     I am Assistant General Counsel of The Dow Chemical Company, a Delaware corporation (the "Company"). I have supervised the legal and corporate proceedings of the Company in connection with (a) the registration under the Securities Act of 1933, as amended, pursuant to the Registration Statement on Form S-3 (File No. 333-91228), of up to U.S. $1,500,000,000 of the Company's securities, and (b) the authorization and issuance by the Company of $110,000,000 aggregate principal amount of 5.161% Notes due 2007 (the "Notes") under an Indenture, dated as of April 1, 1992, between the Company and Bank One Trust Company, N.A. (successor in interest to The First National Bank of Chicago), as trustee (the "Trustee"), as supplemented by a supplemental indenture, dated as of January 1, 1994, a second supplemental indenture, dated as of October 1, 1999, and a third supplemental indenture, dated as of May 15, 2001 (as so supplemented, the "Indenture").

     In rendering the opinions expressed below, I have supervised the examination of (a) the Restated Certificate of Incorporation of the Company and all amendments thereto; (b) the Bylaws of the Company and all amendments thereto; (c) the Registration Statement; (d) resolutions of the board of directors and the executive committee of the board of directors of the Company;
(e) the Indenture; (f) the form of Notes; (g) the officer's certificate establishing the terms of the Notes; and (h) such other documents, corporate records and instruments as I have deemed necessary or advisable for the purpose of this opinion. In such examination, I have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by me as copies, the authenticity and completeness of all original documents reviewed by me in original or copy form and the legal competence of each individual executing any document. As to the Trustee, I have assumed the due authorization, execution and delivery of the Indenture and the validity and enforceability thereof against the Trustee in accordance with the terms of the Indenture.

     Based on the foregoing, and subject to the qualifications hereinafter set forth, it is my opinion that:

          (i) the Indenture has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect); and

          (ii) the Notes have been duly authorized, executed and delivered by the Company and (assuming due authentication thereof by the Trustee in accordance with the provisions of the Indenture) constitute legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity).

     I do not express any opinion concerning matters under or involving any law other than the law of the State of Michigan, the law of the State of New York, the General Corporation Law of the State of Delaware (which includes applicable provisions of the Delaware Statutes and the Delaware Constitution and reported judicial decisions interpreting those laws) and applicable federal law of the United States of America. The opinions expressed in this letter are based upon the laws in effect on the date hereof, and I assume no obligation to revise or supplement this opinion should such laws be changed by legislative action, judicial decision, or otherwise.

     I hereby consent to the filing of this opinion as an exhibit to the Post-Effective Amendment No. 2 to the Registration Statement.

                                                      Very truly yours,

                                                      /s/ Charles J. Kalil
                                                      -------------------------
                                                      Charles J. Kalil
                                                      Assistant General Counsel